      As filed with the Securities and Exchange Commission on June 3, 2002

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           SILVERSTREAM SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                           04-3318325
(State or Other Jurisdiction of                          (I.R.S.  Employer
Incorporation or Organization)                           Identification No.)

   2 FEDERAL STREET, BILLERICA, MA                             01821
(Address of Principal Executive Offices)                     (Zip Code)

                              AMENDED AND RESTATED
                            1997 STOCK INCENTIVE PLAN
                              AMENDED AND RESTATED
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                DAVID A. LITWACK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           SILVERSTREAM SOFTWARE, INC.
                      2 FEDERAL STREET, BILLERICA, MA 01821
                     (Name and Address of Agent For Service)
                                 (978) 262-3000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Securities                               Proposed Maximum       Proposed Maximum
to be  Registered           Amount to be         Offering Price Per     Aggregate Offering          Amount of
                           Registered(1)                Share                  Price            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value        1,120,000 shares(2)           $4.91(3)             $5,499,200(3)             $505.93
per share
====================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Consists of (i) 900,000 shares issuable under the Amended and Restated 1997 Stock Incentive Plan, and (ii) 220,000 shares issuable under the Amended and Restated 1999 Employee Stock Purchase Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on May 30, 2002.

                     STATEMENT OF INCORPORATION BY REFERENCE

         Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File numbers 333-85829, 333-37610 and 333-67848, relating to the Registrant's Amended and Restated 1997 Stock Incentive Plan and Registration Statement on Form S-8, File number 333-85829, relating to the Registrant's Amended and Restated 1999 Employee Stock Purchase Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, Commonwealth of Massachusetts, on this 31st day of May, 2002.

                                       SILVERSTREAM SOFTWARE, INC.

                                       By: /s/ David A. Litwack
                                           -------------------------------------
                                           David A. Litwack
                                           President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of SilverStream Software, Inc., hereby severally constitute and appoint David A. Litwack and Craig A. Dynes, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SilverStream Software, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                              TITLE                                DATE
             ---------                              -----                                ----
/s/ David R. Skok                     Chairman of the Board of Directors             May 31, 2002
-------------------------------
David R. Skok


/s/ David A. Litwack                  President and Chief Executive                  May 31, 2002
-------------------------------       Officer (Principal executive
David A. Litwack                      officer)


/s/ Craig A. Dynes                    Vice President, Chief Financial                May 31, 2002
-------------------------------       Officer, Treasurer and Secretary
Craig A. Dynes                        (Principal financial and
                                      accounting officer)


/s/ Timothy Barrows                   Director                                       May 31, 2002
-------------------------------
Timothy Barrows



/s/ Richard A. D'Amore                Director                                       May 31, 2002
-------------------------------
Richard A. D'Amore



/s/ Paul J. Severino                  Director                                       May 31, 2002
-------------------------------
Paul J. Severino

                                INDEX TO EXHIBITS


NUMBER        DESCRIPTION
------        -----------
4.1(1)        Second Amended and Restated Certificate of Incorporation of the
              Registrant

4.2(2)        Second Amended and Restated By-Laws of the Registrant

5.1           Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1          Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2          Consent of Ernst & Young LLP

24.1 Power of attorney (included on the signature pages of this registration statement)

------------

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-94103) and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed on August 13, 2001 (File No. 000-26981) and incorporated herein by reference.